Exhibit 3.26

CERTIFICATE OF INCORPORATION

OF

TRILEGIANT RETAIL SERVICES, INC.

FIRST: The name of the Corporation is Trilegiant Retail Services, Inc (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, each having a par value $ 001.

(b) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation; (iv) entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the class or series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund; (v) dependent upon facts ascertainable outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series is clearly and expressly set forth in the resolution(s) providing for the issuance of such class or series by the Board of Directors; or (vi) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address
Deborah M. Reusch	P.O. Box 636 Wilmington, DE 19899

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be six or such other number as determined by the Board of Directors in accordance with the By-laws of the Corporation.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

(3) Election of directors need not be by written ballot unless the By-laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

SEVENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside The State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

NINTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one or (ii) the President.

TENTH: Notwithstanding any other provision of law, or the fact that a lesser percentage may be specified by law, any amendments to this Certificate of Incorporation shall require the affirmative vote of greater than 80% of the combined voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

I, THE UNDERSIGNED, being the Sale Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of July 2001.

/s/ Deborah M. Reusch
Deborah M. Reusch
Sole Incorporator

CERTIFICATE OF MERGER

OF

COMP-U-CARD SERVICES LLC

(a Delaware limited liability company)

INTO

TRILEGIANT RETAIL SERVICES, INC.

(a Delaware corporation)

(Pursuant to Title 8, Section 264(c) of the General Corporation Law of the State of Delaware and Title 6, Section 18-209 of the Delaware Limited Liability Company Act)

December 28, 2005

It is hereby certified that:

FIRST: The constituent business corporation and limited liability company participating in the merger herein certified are:

(i) Comp-U-Card Services LLC, which is organized under the laws of the State of Delaware; and

(ii) Trilegiant Retail Services, Inc , which is incorporated under the laws of the State of Delaware (“Trilegiant Retail”).

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the aforesaid constituent corporation and limited liability company in accordance with the provisions of subsection (c) of Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”) and subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the surviving corporation in the merger herein certified is Trilegiant Retail Services, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under its present name upon the effective date and time of said merger pursuant to the provisions of the DGCL.

FOURTH: The certificate of incorporation of Trilegiant Retail, as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the DGCL.

FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporation and limited liability company is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 100 Connecticut Avenue, Norwalk, Connecticut 06850.

SIXTH: A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation on request, without cost, to any stockholder of the constituent corporation or member of the constituent limited liability company.

SEVENTH: The merger is to become effective on December 31, 2005 at 1:00 p m Eastern Standard Time.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Merger as of the date first written above.

TRILEGIANT RETAIL SERVICES, INC.

By:	/s/ Nathaniel J. Lipman
Name: Nathaniel J. Lipman
Title: President